Exhibit 99.1

Barfresh Announces New CFO

Lisa Roger, Former Fox Factory and FreshRealm Executive Named CFO

LOS ANGELES, January 6, 2022 (GLOBE NEWSWIRE) – Barfresh Food Group, Inc. (the “Company” or “Barfresh”) (OTCQB: BRFH) (OTCQB: BRFHD), a provider of frozen, ready-to-blend and ready-to-drink beverages, today announced that its Board of Directors has named Lisa Roger as its new CFO. Ms. Roger has extensive public manufacturing company experience and has successfully managed all aspects of finance, most significantly business development and tax strategy, for numerous companies, including Fox Factory, that went from $200M to over $1 billion of annual revenues.

Riccardo Delle Coste, the Company’s Chief Executive Officer, stated, “I am very excited to welcome Lisa to the team. For some time, we have been searching for a true partner who will help elevate our financial team to the next level and Lisa is that person. With her years of accumulated knowledge and experience, I am confident that she will be an integral part of our expected significant growth as we continue to penetrate our target markets. Having a seasoned financial executive as CFO is a very important part of our platform.”

“Barfresh is an innovative brand in the ready-to-drink beverage industry and I am honored to be joining the entire team at this exciting point in their journey,” said Ms. Roger. “I look forward to working with Riccardo and the team to bring their amazing product suite to schools, restaurants and food service industry.”

About Lisa Roger

Before joining Barfresh, Ms. Roger served as Executive Vice President and Controller of FreshRealm and Vice President of Accounting and Tax for Fox Factory, a publicly held manufacturer. While at both companies Ms. Roger implemented strategies that resulted in significant cost and tax savings and benefits. In addition, she integrated five acquisitions including tax planning, diligence, negotiation support, financing and post-transaction operational and accounting support. Ms. Roger holds a BA, Economics and Business from University of California, Los Angeles and an MBA from University of California, Los Angeles Anderson Graduate School of Management, and is a Certified Public Accountant in the State of California (inactive status).

About Barfresh Food Group

Barfresh Food Group Inc. (OTCQB: BRFH) is a developer, manufacturer and distributor of ready-to-blend and ready-to-drink beverages, including smoothies, shakes and frappes, primarily for restaurant chains and the foodservice industry. The company’s proprietary, patented system uses portion-controlled pre-packaged beverage ingredients that deliver freshly made frozen beverages that are quick, cost efficient, better for you and without waste. Barfresh has an exclusive distribution partnership with the leading food distributor in North America. For more information, please visit www.barfresh.com.

Forward Looking Statements

Except for historical information herein, matters set forth in this press release are forward-looking, including statements about the Company’s commercial progress, and success of its strategic relationship(s). These forward-looking statements are identified by the use of words such as “grow”, “expand”, “anticipate”, “intend”, “estimate”, “believe”, “expect”, “plan”, “should”, “hypothetical”, “potential”, “forecast” and “project”, “continue,” “could,” “may,” “predict,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements. All statements, other than statements of historical fact, included in the press release that address activities, events or developments that the Company believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors the Company believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The contents of this release should be considered in conjunction with the Company’s recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any warnings, risk factors and cautionary statements contained therein. Furthermore, the Company expressly disclaims any current intention to update publicly any forward-looking statements after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

Investor Relations

John Mills

ICR

646-277-1254

John.Mills@icrinc.com

Deirdre Thomson

ICR

646-277-1283

Deirdre.Thomson@icrinc.com